                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 27, 2000



                         PERFORMANCE FOOD GROUP COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Tennessee                     0-22192                   54-0402940
-----------------------------    ----------------------      -------------------
 (State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
        of incorporation)                                    Identification No.)


 6800 Paragon Place, Suite 500, Richmond, Virginia                  23230
--------------------------------------------------           -------------------
      (Address of principal executive offices)                   (Zip Code)



       Registrant's telephone number, including area code: (804) 285-7340



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         Performance Food Group Company, a Tennessee corporation (the "Company"), has entered into an agreement to acquire the business described below. Although the filing of this Current Report on Form 8-K is not required until fifteen days following the consummation of the transaction, the Company is filing the report at this time because consummation of the acquisition is probable and the Company intends to offer securities, as more fully described below, to finance a portion of the purchase price of the acquisition.

         On October 30, 2000, the Company entered into a Stock and Membership Interest Purchase Agreement by and among the stockholders of Redi-Cut Foods, Inc., an Illinois corporation ("Redi-Cut"), the members of Kansas City Salad, L.L.C., an Illinois limited liability company ("KC Salad"), the members of K.C. Salad Real Estate, L.L.C., a Delaware limited liability company ("KC Real Estate"), the Company and K.C. Salad Holdings, Inc., a Missouri corporation and wholly-owned subsidiary of the Company ("Acquisition Sub") (the "Agreement"). Pursuant to the Agreement, the Company will acquire all of the issued and outstanding capital stock of Redi-Cut, consisting of shares of Class A Common Stock, no par value per share (the "Class A Shares"), and Class B Common Stock, no par value per share (the "Class B Shares"), of Redi-Cut (the Class A Shares and Class B Shares are collectively referred to as the "Shares"). In addition to the acquisition of the Shares by the Company, the Agreement provides that Acquisition Sub will acquire all of the membership interests of KC Salad and KC Real Estate (the KC Salad and KC Real Estate membership units are collectively referred to as the "Membership Units").

         The aggregate consideration that will be paid by the Company and Acquisition Sub for the Shares and Membership Units will be approximately $133.1 million, plus the assumption of approximately $7.0 million in debt. The purchase price is subject to a post-closing adjustment based upon a review of the working capital of Redi-Cut and KC Salad as of the closing date. The total consideration will be paid in shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), with a value of approximately $17.5 million (based on an average of the closing price for the Common Stock for the ten consecutive trading days ending five days prior to the closing) and approximately $115.6 million in cash.

         At the closing, the Company will deliver that number of shares of its Common Stock as is equal to $10 million into an escrow account under the terms and conditions of a separate agreement between the former stockholders and members of Redi-Cut, KC Salad and KC Real Estate, respectively, the Company and the escrow agent to secure the obligations of the former stockholders and members of Redi-Cut, KC Salad and KC Real Estate under the terms of the Agreement (the "Escrow Agreement"). Certain of the shares of Common Stock delivered pursuant to the Escrow Agreement may be returned to the Company if the stockholders and members of Redi-Cut, KC Salad and KC Real Estate have an obligation to indemnify the Company or Acquisition Sub under the terms of the Agreement, in most instances, prior to the first anniversary of the closing.

         At the closing, the Company will also deliver to the stockholders and members of Redi-Cut, KC Salad and KC Real Estate, shares of the Company's Common Stock that shall equal $7.5 million. The remaining approximately $115.6 million of the total consideration will be paid in cash at the closing. The cash portion of the consideration delivered under the Agreement will be financed primarily from the net proceeds of an underwritten public offering by the Company of 2,500,000 shares of its Common Stock, plus up to an additional 375,000 shares of Common Stock that the underwriters have the option to purchase to cover over-allotments, if any, pursuant to a prospectus dated October 30, 2000 and a prospectus supplement dated November 27, 2000. The remainder, if any, of the cash portion of the consideration payable under the Agreement will come from borrowings under the Company's existing credit facility.

         The assets acquired as a result of the acquisition of the Shares and the Membership Units were used by Redi-Cut at its Kansas City, Missouri and Franklin Park, Illinois facilities in the fresh-cut produce processing and distribution business, which the Company will continue. The consideration paid under the Agreement was determined through arm's length negotiations between the Company, and the stockholders and members of Redi-Cut, KC Salad and KC Real Estate.

Item 5.  Other Events

         As of November 22, 2000, the Company and American Stock Transfer Trust Company, as Rights Agent, amended the Company's Rights Agreement. The amendment deletes the term "Continuing Director" in its entirety from the Rights Agreement. Consistent with such deletion, the amendment removes all references to the need for Continuing Director decision making, such decision making now being vested in the Board of Directors.

Item 7.  Financial Statements, Pro Forma Information and Exhibits.

(a)      Financial Statements of Redi-Cut Foods, Inc. and its Affiliated
         Companies.

         Independent Auditors' Report
         Combined Balance Sheet at September 30, 2000
         Combined Statement of Income for the nine months ended September 30,
                  2000
         Combined Statement of Changes in Stockholders' Equity, Partners'
                  Capital and Members' Equity for the nine months ended September 30, 2000
         Combined Statement of Cash Flows for the nine months ended
                  September 30, 2000
         Notes to Combined Financial Statements

(b)      Unaudited Pro Forma Condensed Consolidated Financial Statements.

         Unaudited Pro Forma Condensed Consolidated Balance Sheet at
                  September 30, 2000
         Unaudited Pro Forma Condensed Consolidated Statement of Earnings for
                  the nine months ended September 30, 2000
         Unaudited Pro Forma Condensed Consolidated Statement of Earnings for
                  the fiscal year ended January 1, 2000
         Notes to Unaudited Pro Forma Condensed Consolidated Financial
                  Statements

         The audited combined financial statements of Redi-Cut Foods, Inc. and its affiliated companies satisfy the requirements of Rule 3-05 promulgated under Regulation S-X pursuant to Rule 3-06 of Regulation S-X.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Redi-Cut Foods, Inc.:


We have audited the accompanying combined balance sheet of Redi-Cut Foods, Inc. and affiliated companies (the Company) as of September 30, 2000, and the related combined statements of income, changes in stockholders' equity, partners' capital and members' equity and cash flows for the nine months then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Redi-Cut Foods, Inc. and affiliated companies as of September 30, 2000, and the results of their operations and their cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                 /s/ KPMG

October 20, 2000, except as to note 9,
    which is as of October 30, 2000

                  REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                             Combined Balance Sheet

                               September 30, 2000



                                     ASSETS

Current assets:
     Cash and cash equivalents                                                         $ 10,982,490
     Accounts receivable, net                                                             7,442,415
     Due from members                                                                       277,599
     Inventories (note 3)                                                                 1,230,656
     Real estate held for sale                                                              774,074
     Other current assets                                                                   654,002
                                                                                       ------------
                Total current assets                                                     21,361,236
                                                                                       ------------

Restricted cash and cash equivalents                                                        731,865

Property, plant and equipment, net (notes 4, 5, and 6)                                   20,921,991

Intangible assets, net of accumulated amortization of $405,439                              682,498

Other assets                                                                              2,342,914
                                                                                       ------------
                Total assets                                                           $ 46,040,504
                                                                                       ============

    LIABILITIES, STOCKHOLDERS' EQUITY, MEMBERS' EQUITY AND PARTNERS' CAPITAL

Current liabilities:
     Current installments of notes and bonds payable (note 5)                          $  1,805,270
     Current installments of obligations under capital leases (note 6)                       28,873
     Accounts payable                                                                     7,058,164
     Accrued expenses                                                                     2,386,975
                                                                                       ------------
                Total current liabilities                                                11,279,282

Notes and bonds payable, excluding current installments (note 5)                         14,304,710

Obligations under capital leases, excluding current installments (note 6)                    58,283
                                                                                       ------------
                Total liabilities                                                        25,642,275
                                                                                       ------------
Minority interest                                                                           765,442
                                                                                       ------------

Stockholders' equity:
     Class A voting common stock (no par value, 100,000 shares authorized,
        2,000 shares outstanding)                                                             1,200
     Class B nonvoting common stock (no par value, 400,000 shares authorized,
        43,627 shares outstanding)                                                        2,869,140
     Note receivable from stockholder under Subscription Agreement                       (2,847,540)
     Retained earnings                                                                   17,658,996
                                                                                       ------------
                                                                                         17,681,796
                                                                                       ------------

Members' equity                                                                           1,267,587

Partners' capital                                                                           683,404
                                                                                       ------------
                Total stockholders' equity, members' equity and partners' capital        19,632,787

Commitments and contingencies (note 8)
                                                                                       ------------
                                                                                       $ 46,040,504
                                                                                       ============

See accompanying notes to combined financial statements.

                  REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                          Combined Statement of Income

                      Nine months ended September 30, 2000

Net sales (note 2)                                                                  $ 97,735,810

Cost of goods sold                                                                    78,933,064
                                                                                    ------------
             Gross profit                                                             18,802,746

Selling, general administrative expenses                                               9,005,536
                                                                                    ------------
             Income from operations                                                    9,797,210
                                                                                    ------------

Other income (expense):
     Interest income                                                                     816,584
     Interest expense                                                                   (548,782)
     Miscellaneous income                                                                 74,882
                                                                                    ------------

                                                                                         342,684
                                                                                    ------------

             Income before minority interest and state replacement tax expense        10,139,894

State replacement tax expense                                                            147,031
                                                                                    ------------
             Net income before minority interest                                       9,992,863

Net income attributable to minority interest                                             178,871
                                                                                    ------------

             Net income                                                             $  9,813,992
                                                                                    ============

See accompanying notes to combined financial statements.

                  REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

             Combined Statement of Changes in Stockholders' Equity,
                      Partners' Capital and Members' Equity

                      Nine months ended September 30, 2000


                                                                REDI-CUT FOODS, INC.
                                --------------------------------------------------------------------------------------

                                                 COMMON STOCK
                                ----------------------------------------       NOTE
                                     CLASS A              CLASS B           RECEIVABLE
                                -----------------   --------------------       FROM          RETAINED
                                SHARES    AMOUNT    SHARES      AMOUNT      STOCKHOLDER      EARNINGS         TOTAL
                                ------    -------   ------    ----------    -----------     ----------      ----------
Balance, January 1, 2000         2,000    $1,200    36,000    $   21,600            --      14,188,411      14,211,211

Issuance of additional common
   stock, January 1, 2000           --        --     7,627     2,847,540    (2,847,540)             --              --

Net income                          --        --        --            --            --       9,009,612       9,009,612

Distributions                       --        --        --            --            --      (5,539,027)     (5,539,027)
                                 -----    ------    ------    ----------    ----------     -----------     -----------
Balance, September 30, 2000      2,000    $1,200    43,627    $2,869,140    (2,847,540)     17,658,996      17,681,796
                                 =====    ======    ======    ==========    ==========     ===========     ===========


                                                                                    F.C.
                                               KANSAS CITY       K.C. REAL        LIMITED
                                               SALAD, L.L.C.   ESTATE, L.L.C.    PARTNERSHIP
                                                  MEMBERS'       MEMBERS'         PARTNERS'     TOTAL
                                                  EQUITY          EQUITY          CAPITAL       EQUITY
                                               ------------   ---------------   -----------   ----------

Balance, January 1, 2000                        1,041,851         (5,013)         642,964      15,891,013

Issuance of additional common
   stock, January 1, 2000                              --             --               --              --

Net income                                        530,620         94,889          178,871       9,813,992

Distributions                                    (392,933)        (1,827)        (138,431)     (6,072,218)
                                               ----------        -------         --------     -----------
Balance, September 30, 2000                     1,179,538         88,049          683,404      19,632,787
                                               ==========        =======         ========     ===========

See accompanying notes to combined financial statements.

                  REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                        Combined Statement of Cash Flows

                      Nine months ended September 30, 2000

Cash flows from operating activities:
    Net income                                                                             $  9,813,992
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                          1,572,091
       Minority interest share of net income                                                    178,871
       Loss on sale of equipment                                                                  4,197
       Increase in accounts receivable                                                         (769,875)
       Decrease in inventories                                                                  122,506
       Decrease in other current assets                                                         377,773
       Increase in accounts payable                                                             749,945
       Increase in accrued expenses                                                             469,938
                                                                                           ------------
          Total adjustments                                                                   2,705,446
                                                                                           ------------
          Net cash provided by operating activities                                          12,519,438
                                                                                           ------------

Cash flows from investing activities:
    Purchase of property, plant and equipment                                                (8,906,575)
    Proceeds from sale of equipment                                                               6,172
                                                                                           ------------
          Net cash used in investing activities                                              (8,900,403)
                                                                                           ------------

Cash flows from financing activities:
    Payments on long-term debt                                                               (1,024,905)
    Repayments of capital lease obligations                                                     (14,607)
    Distributions attributable to minority interest                                            (103,415)
    Distributions to stockholders, partners and members                                      (6,072,218)
                                                                                           ------------
          Net cash used in financing activities                                              (7,215,145)
                                                                                           ------------
          Net decrease in cash and cash equivalents                                          (3,596,110)

Cash and cash equivalents:
   January 1, 2000                                                                           15,310,465
                                                                                           ------------
   September 30, 2000                                                                      $ 11,714,355
                                                                                           ============

Reconciliation of cash and cash equivalents to combined balance sheet:
    Cash and cash equivalents                                                              $ 10,982,490
    Restricted cash and cash equivalents                                                        731,865
                                                                                           ------------
                                                                                           $ 11,714,355
                                                                                           ============

Supplemental disclosure of cash flow information -- cash paid during the period
    for interest                                                                           $    624,093
                                                                                           ============

Supplemental disclosures of noncash investing and financing activities:
    Equipment acquired through capital lease                                               $     63,324
    Common stock issued in exchange for note receivable from stockholder                      2,847,540
                                                                                           ============


See accompanying notes to combined financial statements.

                  REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                     Notes to Combined Financial Statements

                               September 30, 2000


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

       (A)    DESCRIPTION OF BUSINESS

              Redi-Cut Foods, Inc. (Redi-Cut) is engaged in the processing of fresh-cut produce. Sales are made to various food distributors and quick-service restaurants (QSRs), as well as other customers in the home meal replacement (HMR) industry in the Midwest.

              Kansas City Salad, L.L.C. (KC Salad) is engaged in the processing of fresh-cut produce. Sales are made to various food distributors, QSRs and other HMR customers in the greater Kansas City, Missouri area.

              F.C. Limited Partnership (FC) leases land, a building and manufacturing equipment to Redi-Cut that is used as Redi-Cut's processing plant and general offices. K.C. Salad Real Estate, L.L.C. (KC Real Estate) leases land, a building and manufacturing equipment to KC Salad that is used as KC Salad's processing plant and general offices.

       (B)    PRINCIPLES OF COMBINATION

              The combined financial statements of Redi-Cut Foods, Inc. and affiliated companies present the combination of the financial statements of Redi-Cut and KC Salad, both of which are under common control, and FC and KC Real Estate, both of which are nonsubstantive special-purpose entity lessors requiring inclusion with the related lessee operating company under Emerging Issues Task Force (EITF) No. 90-15, Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions. Material intercompany transactions and balances have been eliminated in combination.

       (C)    CASH EQUIVALENTS

              Cash equivalents of $11,790,705 include balances in overnight Eurodollar sweep accounts. For purposes of the combined statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

       (D)    INVENTORIES

              Inventories are valued at the lower of cost or market, with cost determined on a first-in, first-out basis.

                                                                     (Continued)

                  REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                     Notes to Combined Financial Statements

                               September 30, 2000

       (E)    PROPERTY, PLANT AND EQUIPMENT

              Property, plant and equipment, including leasehold improvements, are recorded at cost. The costs of maintenance and repairs are charged against results of operations as incurred.

              Depreciation and amortization are charged against results of operations over the estimated service lives of the related assets. The Company principally uses the straight-line method of depreciation and amortization for buildings and leasehold improvements and accelerated methods of depreciation for production equipment, furnishings, office equipment and vehicles.

              Interest and related expenses of $441,347 incurred during the construction of the FC and KC Real Estate buildings have been capitalized.

       (F)    INTANGIBLE ASSETS

              Intangible assets include deferred financing costs related to FC's and KC Real Estate's bond and note issuances, a customer list and goodwill.

              Deferred financing costs are being amortized on a straight-line basis over the life of the related debt, which is 15 years for the FC bond, five years for the FC note and approximately 20 years for the KC Real Estate bond.

              The customer list, which was purchased from Kansas City Salad Company, Inc., is being amortized on the straight-line method over its estimated useful life of 20 years.

              Goodwill, which represents the excess of the cost of purchased assets over the fair value of the tangible net assets and identifiable intangible assets at the date of the Kansas City Salad Company, Inc. acquisition, is being amortized on the straight-line method over 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operation cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operation cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

       (G)    OTHER ASSETS

              Other assets primarily consist of cash surrender values of life insurance policies, prepaid commissions and various deposits.


                                                                     (Continued)

                  REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                     Notes to Combined Financial Statements

                               September 30, 2000

       (H)    MINORITY INTEREST

              Minority interest represents the amount of FC members' capital and net income attributable to minority partners of FC.

       (I)    REVENUE RECOGNITION AND RECEIVABLES

              Sales are recognized upon the shipment of goods to the customer. Accounts receivable represent receivables from customers in the ordinary course of business. Such amounts are recorded net of the allowance for doubtful accounts in the accompanying combined balance sheet.


       (J)    ADVERTISING EXPENSE

              Advertising costs are charged to operations as incurred. Advertising expense was $59,560 for the nine months ended September 30, 2000.

       (K)    INCOME TAXES

              Effective January 1, 1987, Redi-Cut elected to be taxed as a corporation under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, no provision has been made for federal income taxes in the accompanying combined financial statements. Redi-Cut's net income is subject to an Illinois replacement tax of 1.5%, net of a credit for investment in property to be used in manufacturing.

              KC Salad and KC Real Estate are treated as partnerships for federal income tax purposes. Consequently, federal income taxes are not payable by these companies. Members are taxed individually on their share of the companies' earnings. The companies' net income or loss is allocated among the members in accordance with the operating agreements of the companies.

              FC is a partnership, which is generally not subject to federal or state income taxes. Partnership income is taxable to, and losses are deductible by, the partners. FC's net income is subject to an Illinois replacement tax of 1.5%, net of a credit for investment in property to be used in manufacturing.

       (L)    USE OF ESTIMATES

              In preparing combined financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                                                     (Continued)

       (m)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(2)    CUSTOMER CONCENTRATION

       One major customer accounted for approximately 20% of the Company's net sales for the nine months ended September 30, 2000.

(3)    INVENTORIES

       Inventories at September 30, 2000 consist of the following:

       Raw materials                       $  339,983
       Finished goods                         580,698
       Packaged supplies                      309,975
                                           ----------
                                           $1,230,656
                                           ==========

                                                                     (Continued)

                 REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                     Notes to Combined Financial Statements

                               September 30, 2000

(4)      PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment at September 30, 2000 consists of the following:

         Land                                                                                      $   1,471,302
         Building and improvements                                                                     5,621,884
         Construction in progress                                                                      6,379,737
         Production equipment                                                                         20,427,467
         Office furniture and equipment                                                                  726,441
         Vehicles                                                                                        273,221
         Leasehold improvements                                                                          380,895
                                                                                                   -------------

                                                                                                      35,280,947

         Less accumulated depreciation and amortization                                               14,358,956
                                                                                                   -------------

                                                                                                   $  20,921,991
                                                                                                   =============

(5)      NOTES AND BONDS PAYABLE

         Notes and bonds payable at September 30, 2000 consists of the following:

         Tax-exempt Multi-Model Industrial Development Revenue Bonds (K. C. Salad Real
              Estate, L.L.C. Project), interest adjusts weekly (5.65% as of September 30, 2000), interest payable monthly, subject to annual mandatory redemption beginning
              June 1, 2001 through 2020, secured by letter of credit in the amount of $7,131,179            $  7,000,000
         Illinois Development Finance Authority Adjustable Rate Industrial Revenue Bonds, Series
              1991, interest adjusts weekly (5.67% as of September 30, 2000), interest accrued semimonthly; principal and interest due October 1, 2006, cured by letter of credit
              in the amount of $8,860,891                                                                      4,860,000
         6.75% junior mortgage note, payable in monthly installments of $14,583, plus interest, with final payment due March 1, 2003, secured by real property with
              depreciated cost of $5,853,311                                                                   2,697,935
         8.0% note to former stockholder, payable in monthly installments of $10,120, including interest, with final payment due January 2011, payable for
              redemption of Class A common stock                                                                 852,045
         Borrowings under $2,500,000 line of credit, interest rate on borrowings adjusts semiannually to LIBOR + 1% (ranging from 7.62% to 7.64% at September 30, 2000), secured by first lien on substantially all of the Company's assets, expires
              May 2001                                                                                           700,000
                                                                                                            ------------

                             Total long-term debt                                                             16,109,980

              Less current installments                                                                        1,805,270
                                                                                                            ------------

                             Long-term debt, excluding current installments                                 $ 14,304,710
                                                                                                            ============


                                                                    (Continued)

                 REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                     Notes to Combined Financial Statements

                               September 30, 2000

         The various debt agreements contain restrictions on net worth and current and debt service ratios. In addition, the agreements restrict liens on assets and the acquisition or sale of affiliated companies.

         Future maturities of notes and bonds payable are as follows:

            YEAR ENDING
            DECEMBER 31
         ----------------

         2000 (3 months)                                    $     372,157
         2001                                                   1,826,383
         2002                                                   1,176,063
         2003                                                   3,355,330
         2004                                                   1,111,625
         2005                                                   1,172,570
         Thereafter                                             7,095,852
                                                            -------------

                                                            $  15,737,823
                                                            =============

(6)      LEASES

         The Company leases equipment under capital leases expiring in various years through 2004. Interest rates on capital leases vary from 8.9% to 15.1%, and are imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

         The following is a schedule of future minimum lease payments for the Company's capital leases as of September 30, 2000:

          YEAR ENDING
          DECEMBER 31
         --------------

         2000 (3 months)                                                                                      $   9,583
         2001                                                                                                    36,559
         2002                                                                                                    27,329
         2003                                                                                                    19,453
         2004                                                                                                    11,348
                                                                                                              ---------

                                Total minimum lease payments                                                    104,272

                   Less amount representing interest                                                             17,116
                                                                                                              ---------

                                Total obligations under capital leases                                           87,156

                   Less current installments of obligations under capital leases                                 28,873
                                                                                                              ---------

                                Obligations under capital leases, excluding current installments              $  58,283
                                                                                                              =========

                                                                    (Continued)

                 REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                     Notes to Combined Financial Statements

                               September 30, 2000

         At September 30, 2000, the cost and related accumulated amortization of equipment acquired under capital leases were $131,740 and $48,901, respectively. Amortization expense of $10,762 is included with depreciation expense.

         The Company has entered into four operating lease agreements for manufacturing equipment located in the Franklin Park, Illinois building. The leases require monthly payments and expire on various dates between 2001 and 2004.

         The Company leases a facility located in Franklin Park under an operating lease that expires in 2010. The lease requires monthly rental payments of $11,465, plus payment of increases in real estate taxes, insurance and normal maintenance.

         The Company is liable for operating lease payments on various trucks/trailers plus mileage charges, gas and insurance. The leases expire on various dates between 2001 and 2009. In addition, the Company is liable for operating lease payments on several automobiles that expire on various dates between 2000 and 2003.

         Minimum rental commitments under all noncancelable operating lease agreements are as follows:

                                             EQUIPMENT AND
                            YEAR ENDING       PRODUCTION/
                            DECEMBER 31    OFFICE FACILITIES           VEHICLES                TOTAL
                          ---------------  -----------------         -----------            -----------

                          2000 (3 months)     $   117,970                109,127                227,097
                          2001                    393,459                425,052                818,511
                          2002                    287,165                410,677                697,842
                          2003                    202,288                392,617                594,905
                          2004                    147,881                382,068                529,949
                          2005                    147,881                353,512                501,393
                       Thereafter                 726,126                480,149              1,206,275
                                              -----------            -----------            -----------

                                              $ 2,022,770              2,553,202              4,575,972
                                              ===========            ===========            ===========

         Rent expense was $138,487 for the nine months ended September 30, 2000.

                                                                    (Continued)

                 REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                     Notes to Combined Financial Statements

                               September 30, 2000

(7)    EMPLOYEE BENEFIT PLANS

       Redi-Cut maintains a profit sharing plan covering substantially all non-union employees. Contributions to the plan are at the discretion of the Company's board of directors. The estimated profit sharing plan contribution of $225,000 has been accrued for the nine months ended September 30, 2000. The plan includes a 401(k) arrangement under which employees may elect to have Redi-Cut contribute a portion of their compensation to the plan. For each plan year, Redi-Cut may contribute to the plan an amount of matching contributions as determined by Redi-Cut at its discretion. Estimated matching contributions of $48,750 have been accrued for the nine months ended September 30, 2000.

       KC Salad maintains a 401(k) retirement plan for substantially all of its employees. Under the terms of the plan, employees may contribute a portion of their compensation to the plan, within limits established by the Internal Revenue Code. For each plan year, KC Salad may contribute to the plan an amount of matching contributions as determined by KC Salad at its discretion. There were no matching contributions for the nine months ended September 30, 2000.


(8)    COMMITMENTS AND CONTINGENCIES

       The Company has various purchase and sales commitments with its suppliers and customers extending into 2001 for the purchase and sale of various products at stipulated prices. It is the opinion of management that all commitments will be honored over the normal course of business.

       The Company has an unfunded deferred compensation agreement with its major stockholder, payable at retirement or death. The agreement provides for payments of $100,000 per annum for five years, payable in monthly installments commencing at retirement or death conditioned upon the stockholder remaining in the employ of the Company until his retirement or death. As of September 30, 2000, a liability of $61,147 has been recorded in the accompanying combined financial statements related to this agreement.

       The Company has an unfunded deferred compensation agreement with a former stockholder who retired in January 1999. The agreement provides for payments of $50,000 per annum for a covenant not to compete payable in monthly installments of $4,167 for a period of five years. In addition, the agreement provides for payments of $50,000 per annum as deferred compensation payable in monthly installments of $4,167. The payments began in February 1999. As of September 30, 2000, a liability of $145,871 has been recorded in the accompanying combined financial statements related to this agreement.

       The Company has entered into a consulting agreement with a former employee. The agreement provides for a consulting fee of $350,000 per year, payable monthly, through September 30, 2004.

                                                                    (Continued)

                 REDI-CUT FOODS, INC. AND AFFILIATED COMPANIES

                     Notes to Combined Financial Statements

                               September 30, 2000

       The Company has entered into an equity participation agreement with an employee that provides for payment of an equity appreciation amount, as defined in the agreement, in the event of an acquisition of the Company prior to the employee's termination of employment. If the employee remains with the Company until retirement and has not received a payment of the equity appreciation amount, he will be entitled to $100,000 per year for five years as consideration for a covenant not to compete.

       The Company has guaranteed stockholder bank notes maturing in 2001 and stockholder installment notes, payable monthly through 2011, with an aggregate amount due of $8,551,311.

       The Company has co-guaranteed an installment note for a member of KC Salad, payable monthly through 2011, in the amount of $164,963.


(9)    SUBSEQUENT EVENT

       On October 30, 2000, the Company signed a definitive agreement to be purchased by Performance Food Group Company (PFG) for a total consideration of approximately $133 million, including cash, PFG common stock and assumption of liabilities. The transaction, which is subject to customary closing conditions, is expected to close in the fourth quarter of 2000 or in early 2001.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

       The following unaudited pro forma condensed consolidated statements of earnings give effect to:

       - the Company's acquisition of Redi-Cut Foods, Inc., Kansas City Salad, L.L.C. and K.C. Salad Real Estate, L.L.C. (collectively, "Redi-Cut");

       - the sale of 2,500,000 shares of the Company's common stock in an underwritten public offering and the Company's receipt of $104.8 million in estimated net proceeds, assuming a public offering price of $44.50 per share and after deducting the underwriting discount and estimated offering expenses;

       - the application of the estimated net proceeds from the common stock offering, together with $10.8 million of borrowings under one of the Company's credit facilities, to pay the cash portion of the purchase price of Redi-Cut; and

       - the issuance of 393,258 shares of the Company's common stock, assuming a market value for the Company's common stock of $44.50 per share, to pay the stock portion of the purchase price of Redi-Cut;

as if all of those transactions had occurred on the first day of the respective periods presented. The actual number of shares of common stock that the Company will issue to pay the stock portion of the purchase price of Redi-Cut will depend upon the market price of the Company's common stock during a specified period of time prior to the closing date of the acquisition and may therefore be more or less than the number of shares assumed for purposes of the pro forma financial statements. Additionally, the purchase price for Redi-Cut is subject to a post-closing adjustment based upon a review of Redi-Cut's working capital as of the closing date.

       The unaudited pro forma condensed consolidated statements of earnings for 1999 and the nine months ended September 30, 2000 combine the consolidated results of operations of Performance Food Group with the combined results of operations of Redi-Cut for the respective periods. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 combines the consolidated balance sheet of Performance Food Group as of that date with the combined balance sheet of Redi-Cut as of that date and gives effect to the transactions described above as if those transactions had been completed as of that date. The Company will account for the acquisition of Redi-Cut under the purchase method of accounting.

       The pro forma financial statements appearing below are based upon a number of assumptions and estimates and are subject to uncertainties, and do not purport to be indicative of the actual results of operations or financial condition that would have occurred had the transactions described above in fact occurred on the dates indicated, nor do they purport to be indicative of the results of operations or financial condition that the Company may achieve in the future. In particular, sales to broadline foodservice distributors, excluding foodservice distributors which specialize in serving the quick-service restaurant industry, represented approximately 33.4% of Redi-Cut's combined net sales for the year ended December 31, 1999 and approximately 31.9% of its combined net sales for the nine months ended September 30, 2000. The Company believes that, because some of these broadline foodservice distributor customers may view it as a competitor, Redi-Cut could lose the business of some of these customers. The pro forma financial statements appearing below do not reflect this potential loss of revenues.

       Redi-Cut has been taxed as an S-corporation for federal income tax purposes, which means that it was not subject to federal income taxes and that its historical financial statements do not include a provision for federal income taxes. Following the acquisition, Redi-Cut will become subject to federal income tax. The following pro forma condensed consolidated financial statements adjust income taxes as if Redi-Cut had been taxed as a C-corporation rather than as an S-corporation prior to the acquisition.

       As noted above, the acquisition of Redi-Cut will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the purchase price reflected in the following pro forma financial statements is preliminary and is subject to adjustment upon receipt of, among other things, appraisals of some of the assets and liabilities of Redi-Cut.

       Finally, the accuracy of the pro forma financial statements depends in large part upon the accuracy of the historical financial statements on which the pro forma statements are based. The 1999 historical financial statements for two of the three Redi-Cut entities the Company plans to acquire have not been separately audited by any accounting firm, although Redi-Cut's financial statements as of and for the nine months ended September 30, 2000 have been audited. Those two entities accounted for approximately 9.6% of Redi-Cut's total combined net sales for the year ended December 31, 1999. The pro forma financial statements should be read in conjunction with the Company's historical financial statements and related notes for the fiscal year ended January 1, 2000 (which is referred to in the pro forma financial statements as "fiscal year 1999") and as of and for the nine months ended September 30, 2000, which are included in the Company's Annual Report on Form 10-K for its fiscal year 1999 and Quarterly Report on Form 10-Q for the period ended September 30, 2000, and the historical financial statements of Redi-Cut and the related notes included elsewhere herein.

       In order to comply with GAAP, Redi-Cut's historical combined financial statements for the nine months ended September 30, 2000 reflect the results of operations and financial condition of the three Redi-Cut companies that the Company plans to acquire plus one affiliated company which the Company will not acquire. This affiliated company leases real estate and equipment to Redi-Cut. Accordingly, unless otherwise expressly stated or the context requires, all financial data appearing below with respect to Redi-Cut for the nine months ended September 30, 2000 has been adjusted to eliminate this affiliated entity.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000

                                            PERFORMANCE
                                            FOOD GROUP     REDI-CUT     PRO FORMA
                                            HISTORICAL    HISTORICAL   ADJUSTMENTS            PRO FORMA
                                            -----------   ----------   -----------            ---------
                                                                  (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...............   $  9,607      $10,392      $(10,392)(a)          $  9,607
  Trade accounts and notes receivable,
     net..................................    150,687        7,534           (92)(a)           158,129
  Inventories.............................    120,751        1,231            --               121,982
  Other current assets....................      9,595        1,428            --                11,023
                                             --------      -------      --------              --------
          Total current assets............    290,640       20,585       (10,484)              300,741
Property, plant and equipment, net........    125,915       12,681            --               138,596
Intangible assets, net....................    111,235          572       126,662(b)            238,469
Other assets..............................      1,436        3,075        (1,667)(a)             2,844
                                             --------      -------      --------              --------
          Total assets....................   $529,226      $36,913      $114,511              $680,650
                                             ========      =======      ========              ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Outstanding checks in excess of
     deposits.............................   $ 27,009      $    --      $     --              $ 27,009
  Current installments of long-term
     debt.................................        701        1,019        (1,019)(a)               701
  Trade accounts payable..................    131,477        7,026            --               138,503
  Other current liabilities...............     44,190        2,298         2,000(b)             48,488
                                             --------      -------      --------              --------
          Total current liabilities.......    203,377       10,343           981               214,701
Long-term debt, excluding current
  installments............................    110,430        7,620        10,171(a),(d)        128,221
Deferred income taxes.....................      8,391           --            --                 8,391
                                             --------      -------      --------              --------
          Total liabilities...............    322,198       17,963        11,152               351,313
                                             --------      -------      --------              --------
Shareholders' equity:
  Preferred stock.........................         --           --            --                    --
  Common stock............................        141           23             6(b),(d)            170
  Members' equity and partners' capital...         --        1,268        (1,268)(b)                --
  Additional paid-in capital..............    101,020           --       122,280(b),(d)        223,300
  Retained earnings.......................    107,790       17,659       (17,659)(a),(b)       107,790
                                             --------      -------      --------              --------
                                              208,951       18,950       103,359               331,260
  Loan to leveraged employee stock
     ownership plan.......................     (1,923)          --            --                (1,923)
                                             --------      -------      --------              --------
          Total shareholders' equity......    207,028       18,950       103,359               329,337
Commitments and contingencies.............         --           --            --                    --
          Total liabilities and
            shareholders' equity..........   $529,226      $36,913      $114,511              $680,650
                                             ========      =======      ========              ========

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                             PERFORMANCE
                                             FOOD GROUP     REDI-CUT     PRO FORMA
                                             HISTORICAL    HISTORICAL   ADJUSTMENTS         PRO FORMA
                                             -----------   ----------   -----------         ----------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales..................................  $1,927,480     $97,736       $    --           $2,025,216
Cost of goods sold.........................   1,669,869      78,933            --            1,748,802
                                             ----------     -------       -------           ----------
          Gross profit.....................     257,611      18,803            --              276,414
Operating expenses.........................     222,520       9,634         2,374(c),(f)       234,528
                                             ----------     -------       -------           ----------
          Operating profit.................      35,091       9,169        (2,374)              41,886
Other income (expense):
  Interest expense.........................      (4,604)       (252)         (473)(e)           (5,329)
  Other, net...............................          50         862          (787)(g)              125
                                             ----------     -------       -------           ----------
          Other income (expense), net......      (4,554)        610        (1,260)              (5,204)
                                             ----------     -------       -------           ----------
          Earnings before income taxes.....      30,537       9,779        (3,634)              36,682
Income tax expense.........................      11,604         144         2,191(h)            13,939
                                             ----------     -------       -------           ----------
          Net earnings.....................  $   18,933     $ 9,635       $(5,825)          $   22,743
                                             ==========     =======       =======           ==========
Weighted average common shares
  outstanding..............................      13,948          --         2,893(b),(d)        16,841
Basic net earnings per common share........  $     1.36                                     $     1.35
                                             ==========     =======       =======           ==========
Weighted average common shares and dilutive
  potential common shares outstanding......      14,487          --         2,893(b),(d)        17,380
Diluted net earnings per common share......  $     1.31                                     $     1.31
                                             ==========     =======       =======           ==========

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                   FOR THE FISCAL YEAR ENDED JANUARY 1, 2000

                                             PERFORMANCE
                                             FOOD GROUP     REDI-CUT     PRO FORMA
                                             HISTORICAL    HISTORICAL   ADJUSTMENTS         PRO FORMA
                                             -----------   ----------   -----------         ----------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales..................................  $2,055,598     $113,289      $    --           $2,168,887
Cost of goods sold.........................   1,773,632       89,462           --            1,863,094
                                             ----------     --------      -------           ----------
          Gross profit.....................     281,966       23,827           --              305,793
Operating expenses.........................     242,625       17,881          978(c),(f)       261,484
                                             ----------     --------      -------           ----------
          Operating profit.................      39,341        5,946         (978)              44,309
Other income (expense):
  Interest expense.........................      (5,388)        (235)        (573)(e)           (6,196)
  Nonrecurring merger expenses.............      (3,812)          --           --               (3,812)
  Gain on sale of investment...............         768           --           --                  768
  Other, net...............................         342          642         (527)(g)              457
                                             ----------     --------      -------           ----------
          Other income (expense), net......      (8,090)         407       (1,100)              (8,783)
                                             ----------     --------      -------           ----------
          Earnings before income taxes.....      31,251        6,353       (2,078)              35,526
Income tax expense.........................      12,000           64        1,578(h)            13,642
                                             ----------     --------      -------           ----------
          Net earnings.....................  $   19,251     $  6,289      $(3,656)          $   21,884
                                             ==========     ========      =======           ==========
Weighted average common shares
  outstanding..............................      13,772           --        2,893(b),(d)        16,665
Basic net earnings per common share........  $     1.40                                     $     1.31
                                             ==========     ========      =======           ==========
Weighted average common shares and dilutive
  potential common shares outstanding......      14,219           --        2,893(b),(d)        17,112
Diluted net earnings per common share......  $     1.35                                     $     1.28
                                             ==========     ========      =======           ==========

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) These adjustments reflect the elimination of cash and cash equivalents, notes receivable from certain Redi-Cut officers, cash surrender value of life insurance policies and debt of Redi-Cut in excess of the $7.0 million of Redi-Cut debt that the Company will assume in the acquisition.

(b) The Company will pay approximately $133.1 million to the owners of Redi-Cut, consisting of approximately $115.6 million in cash and approximately $17.5 million in shares of the Company's common stock, plus the assumption of approximately $7.0 million of debt. The pro forma adjustments assume that the Company will issue 2,500,000 shares of common stock in an underwritten public offering and receive $104.8 million in estimated net proceeds, assuming a public offering price of $44.50 per share and after deducting the underwriting discount and estimated expenses of the offering. These pro forma adjustments also assume that the Company will issue 393,258 shares of its common stock to pay the stock portion of the purchase price of Redi-Cut, based upon an assumed market value of $44.50 per share of its common stock. The actual number of shares the Company issues to pay the stock portion of the purchase price will depend on the market price of its common stock during a specified period prior to the closing date of the acquisition. These adjustments also reflect the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Redi-Cut, including the elimination of Redi-Cut's combined common stock, retained earnings, members' equity and partners' capital of $19.0 million as of September 30, 2000. This preliminary allocation also includes $2.0 million accrued for the payment of transaction costs and other expenses related to the Redi-Cut acquisition. Upon completion of the acquisition, the Company will record intangible assets of approximately $127.2 million.

(c) Intangible assets to be recorded in connection with the acquisition, expected to consist of non-compete agreements, customer lists and goodwill, represent costs in excess of the fair value of tangible net assets acquired. These intangible assets will be amortized on a straight-line basis over their estimated useful lives, which range from 8 to 40 years. The weighted average combined estimated useful lives of these assets is expected to be approximately 36 years. These pro forma adjustments reflect amortization expense of these intangible assets as if Redi-Cut had been acquired on the first day of the respective periods presented.

(d) These adjustments reflect the financing of the cash portion of the Redi-Cut acquisition with the assumed net proceeds of $104.8 million from the common stock offering referred to above and approximately $10.8 million of additional borrowings under one of the Company's credit facilities. Net proceeds from the offering are net of an underwriting discount of 5.25% and estimated offering expenses of $600,000.

(e) The interest rate on the additional borrowings referred to in note (d) above is assumed to be 7.1% per annum. These pro forma adjustments reflect the additional interest expense that would have been incurred by the Company if Redi-Cut had been acquired on the first day of the respective periods presented, and also reflect the elimination of interest expense on Redi-Cut debt that the Company will not assume.

(f) These pro forma adjustments reduce salaries and bonuses of certain of Redi-Cut's officers to estimated levels specified in employment agreements that the Company anticipates entering into with these officers.

(g) Pro forma adjustments reflect the elimination of interest income on Redi-Cut's cash and cash equivalents, which will be retained by Redi-Cut's current owners.

(h) These adjustments adjust income taxes as if Redi-Cut were taxed as a C-corporation for income tax purposes rather than as an S-corporation for the periods presented. As an S-corporation, Redi-Cut was not subject to federal income taxes. Following the acquisition, Redi-Cut will be subject to federal income taxes.

(c)      Exhibits:

         (2) Stock and Membership Interest Purchase Agreement, dated as of October 30, 2000 by and among the stockholders of Redi-Cut Foods, Inc., the members of Kansas City Salad, L.L.C., the members of K.C. Salad Real Estate, L.L.C., Performance Food Group Company and K.C. Salad Holdings, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules of this agreement are omitted, but will be provided supplementally to the Commission upon request.)

         (4.1) Rights Agreement, dated May 16, 1997, between Performance Food Group Company and First Union National Bank of North Carolina, as original Rights Agent, which includes as exhibits, the Form of Right Certificate and Summary of Rights Agreement (incorporated by reference to the Company's Current Report on Form 8-K dated May 19, 1997.)

         (4.2) Amendment No. 1 to Rights Agreement, dated June 30, 1999 between Performance Food Group Company and American Stock Transfer Trust Company, as subsequent Rights Agent.

         (4.3) Amendment No. 2 to Rights Agreement, dated November 22, 2000 between Performance Food Group Company and American Stock Transfer Trust Company, as subsequent Rights Agent.

         (23.1)   Consent of KPMG LLP.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PERFORMANCE FOOD GROUP COMPANY


Date:    November 27, 2000               By:     /s/ Roger L. Boeve
                                            ---------------------------------
                                                 Roger L. Boeve
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                 EXHIBIT INDEX


 NO.                                     EXHIBIT
-------------------------------------------------------------------------

 2                   Stock and Membership Interest Purchase
                     Agreement, dated as of October 30, 2000 by and among the stockholders of Redi-Cut Foods, Inc., the members of Kansas City Salad, L.L.C., the members of K.C. Salad Real Estate, L.L.C.,
                     Performance Food Group Company and K.C. Salad
                     Holdings, Inc. (Pursuant to Item 601(b)(2) of
                     Regulation S-K, the schedules of this agreement are omitted, but will be provided supplementally to the Commission upon request.)

4.1                  Rights Agreement, dated May 16, 1997, between
                     Performance Food Group Company and First Union
                     National Bank of North Carolina, as original Rights
                     Agent, which includes as exhibits, the Form of Right Certificate and Summary of Rights
                     Agreement (incorporated by reference to the Company's Current Report on Form 8-K dated May
                     19, 1997.)

4.2                  Amendment No. 1 to Rights Agreement, dated
                     June 30, 1999 between Performance Food Group
                     Company and American Stock Transfer Trust
                     Company, as subsequent Rights Agent.

4.3                  Amendment No. 2 to Rights Agreement, dated
                     November 22, 2000 between Performance Food
                     Group Company and American Stock Transfer
                     Trust Company, as subsequent Rights Agent.

23.1                 Consent of KPMG LLP